CCB FUNDS

                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7010

                                  July 23, 1999

EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest

Washington, DC 20549

        RE:  CCB FUNDS  (the "Trust")

               CCB Equity Fund

             1933 Act File No. 33-45753

             1940 ACT FILE NO. 811-6561

Dear Sir or Madam:

     Post-Effective Amendment No. 13 under the Securities Act of 1933 and Amendment No. 12 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Trust is hereby electronically transmitted.

        As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective September 28, 1999 pursuant to the provisions of Rule 485(a) under the Securities Act of 1933. Consistent with the position of the Division of Investment Management, a Rule 485(a) filing is being made to make changes to the Registrant's registration statement to comply with the requirements of "New" Form N-1A and Rule 421 under the Securities Act of 1933, as amended effective October 1, 1998.

        The Registrant's Risk/Return Bar Chart and Table as required under Item 2 and a form of the Risk/Return Summary: Fee Table as required under Item 3 will be separately transmitted via fax to (202)628-9002 within 3 business days of this filing.

        Because we have essentially re-drafted the Trust's prospectus and statement of additional information to comply with New N-1A, it is our opinion that it would not be productive or useful to mark all of the changes in the document to reflect differences from the Trust's currently effective prospectus and statement of additional information. However, in order to facilitate the Staff's review, the dates on the documents contained in this registration statement are redlined.

        In addition, we respectfully request SEC comments within 45 days of the date of this filing in order to meet our print production and shareholder mailing schedules. The Registrant's prospectus and statement of additional information must release to print no later than September 20, 1999 in order to mail to shareholders on September 29, 1999.

        Registrant anticipates filing the Trust's updated financial statements by post-effective amendment pursuant to Rule 485(b) on or about September 27, 1999 to become effective on September 28, 1999, simultaneously with the effectiveness of Registrant's Rule 485(a) post-effective amendment.

        If you have any questions regarding this filing, please call me at (412) 288-8489.

                                                   Very truly yours,

                                                   /s/ Lisa C. McGaffick
                                                   Lisa C. McGaffick
                                                   Paralegal

Enclosures